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Ex-3(i)(b)

       FILED # C15993-97
         JAN 24 2001
       IN THE OFFICE OF
         DEAN HELLER
DEAN HELLER SECRETARY OF STATE


            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                         (After Issuance of Stock)


                        EASTPORT RED'S INCORPORATED
            -----------------------------------------------------
                            Name of Corporation

     I, the undersigned President and Secretary of Eastport Red's
Incorporated, do hereby certify:

     That the Board of Directors and Majority Shareholders of Eastport Red's Incorporated consented in writing on the 21st day of December, 2000 and adopted a resolution to amend the articles of incorporation of Eastport Red's Incorporated as follows:

     Article First - is hereby amended as follows:

     FIRST.  The name of the Company shall be Wallin Engines Corporation.


     I further certify that the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 19,900,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     This Certificate of Amendment shall be effective on January 22, 2001 or upon filing of this Certificate of Amendment with the Nevada Secretary of State, whichever is later.

                                           /S/ MICHAEL LINN
                                       _______________________________________
                                         Michael Linn, President and Secretary


State of _________  )
                    ) ss.
County of ________  )

     On the 21ST day of DECEMBER, 2000, personally appeared before me, a Notary Public, MICHAEL LINN, who acknowledged that she executed the above instrument.

S                                           /S/ TAMMY GEHRING
E                                         __________________________________
A                                         Notary Public
L

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